PSEG Investor Conference 2023 March 10, 2023 Leading toward a sustainable future EXHIBIT 99.1

2023 PSEG Investor Conference Agenda 15 Minute Break PSEG Overview Ralph LaRossa  Chair, President & CEO Public Service Electric and Gas  Kim Hanemann President & Chief Operating Officer, PSE&G Dave Johnson VP Customer Care & Chief Customer Officer, PSE&G Scott Jennings SVP Finance, Planning & Strategy A Question & Answer session will follow this presentation PSEG Power & Other Eric Carr President & Chief Nuclear Officer Charles McFeaters SVP Nuclear Operations Lathrop Craig SVP & Chief Commercial Officer PSEG Financial Review & Outlook Dan Cregg EVP and Chief Financial Officer Conference Concludes A Question & Answer session will follow this presentation

Public Service Enterprise Group Ralph LaRossa Chair, President & CEO

Forward-Looking Statements Certain of the matters discussed in this presentation about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to: any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and other generation projects; the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;  any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers; any inability to recover the carrying amount of our long-lived assets; disruptions or cost increases in our supply chain, including labor shortages; any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms; the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems; a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas; the impact of the coronavirus pandemic;  failure to attract and retain a qualified workforce;  inflation, including increases in the costs of equipment, materials, fuel and labor;  the impact of our covenants in our debt instruments and credit agreements on our business;  adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs; fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;  our ability to obtain adequate nuclear fuel supply; changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns; third-party credit risk relating to and purchase of nuclear fuel;  any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;  reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet;  the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments; PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned; our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet; adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;  risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks; changes in federal and state environmental laws and regulations and enforcement; delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and changes in tax laws and regulations. All of the forward-looking statements made in this presentation are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this presentation apply only as of the date of this presentation. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws. The forward-looking statements contained in this presentation are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. PSEG | Investor Conference 2023

GAAP Disclaimer PSEG presents Operating Earnings in addition to its Net Income/(Loss) reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings is a non-GAAP financial measure that differs from Net Income/(Loss). Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items. The second from last slide in this presentation (Slide A) includes a list of items excluded from Net Income/(Loss) to reconcile to non-GAAP Operating Earnings. Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to, the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies. PSEG also includes forward-looking estimates of non-GAAP Operating Earnings, non-GAAP Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) and non-GAAP Funds From Operations (FFO), including the non-GAAP ratio FFO/Debt, in this presentation. Non-GAAP EBITDA excludes the same items as our non-GAAP Operating Earnings measure, as well as income tax expense (except for production tax credits (PTCs)), interest expense and depreciation and amortization.  Non-GAAP FFO reflects cash from operations excluding working capital and adjusts for certain items including taxes on asset sales, cost of removal and energy efficiency investments. Non-GAAP Debt consists of long-term debt, short-term debt and other imputed debt primarily related to an unfunded pension obligation.  Non-GAAP EBITDA and non-GAAP FFO, as referenced in this presentation, may not be comparable to similarly titled measures used by other companies. Given the forward-looking nature of non-GAAP Operating Earnings, non-GAAP Adjusted EBITDA and non-GAAP FFO estimates and our inability to project certain reconciling items that would be excluded from the most directly comparable GAAP measures – such as MTM and NDT gains (losses), with respect to non-GAAP EBITDA; working capital (including accounts receivable/payable, cash collateral), adjustments to Net Income (including changes in regulatory assets/liabilities, deferred taxes) with respect to non-GAAP FFO and non-GAAP debt and imputed debt (including unfunded pension obligation) with respect to non-GAAP debt - due to the volatility, complexity and low visibility of these items, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results. From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. PSEG | Investor Conference 2023

PSEG 2023: Increased Strategic Clarity * Renamed from “Carbon-Free, Infrastructure and Other, CFIO” to “PSEG Power & Other”. Includes PSEG Nuclear, Gas Operations, PSEG Long Island, Offshore wind investments, potential Hydrogen investments, Parent and other.  PSE&G PSEG Power & Other* Regulated Operations Represent ~85-90% of PSEG’s non-GAAP Operating Earnings Over Next 5 Years NJ’s Largest T&D Utility: 2.3 Million Electric and 1.9 Million Gas Customers PSEG Will Retain Nuclear Production Tax Credit makes Nuclear’s cash flows more predictable and provides downside price protection Exiting Offshore Wind Generation to Eliminate Project Risk PSEG PSEG | Investor Conference 2023

Operational Excellence: Best-in-class utility and strong nuclear performance Financial Strength: Solid balance sheet to fund our growth objectives No new equity required to support 5-year capital plan Solid investment grade ratings supported by credit metrics that allow for incremental investment PTC provides long-term certainty and downside price protection for Nuclear Cost control supports customer affordability with lowest gas bills and below average electric bills vs. regional peers PSEG’s Powering Progress Vision: Powering a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever Disciplined Investment: >90% of capital allocation to PSE&G, aligned with clean energy policies Investments to modernize utility infrastructure – Energy Strong, “Last Mile” reliability, GSMP Investments to support decarbonization – Energy Efficiency, EV, AMI, Solar and other ...which produces a strong business mix and platform for predictable growth  PSEG | Investor Conference 2023

Exited Merchant Fossil Generation Exiting Offshore Wind Generation Decision to Retain Nuclear Assets Approval of Pension Accounting Filing PSE&G Transmission Formula Rate PSE&G Conservation Incentive Program PSE&G’s Robust Capital Program PSEG Financial Strength PSEG Compelling Risk-Adjusted Return Opportunity PSEG 2023 and Beyond: More Predictability from an Improved Business Profile Well Positioned for the Future PSEG | Investor Conference 2023

PSEG 2023: Growth Opportunities Aligned with Clean Energy Policies Significant events (i.e., the Northeast Blackout of 2003 and Superstorm Sandy) have driven policy changes and led to investment opportunities Future investment will address growing demand for electrification and need for an even more reliable grid, all aligned with New Jersey and federal energy policies Key State Policies Recent NJ Executive Orders Advance 100% Clean Energy by 2035, Prioritizes Electrification of Building Sector, and Initiates Stakeholder Proceeding on Future of Natural Gas Utilities NJ Clean Energy Act (2018) NJ Zero Emissions Certificate Law (2018) BPU Order for Energy Efficiency Adoption (2020) NJ Energy Master Plan (2020) PSEG Opportunities “Last Mile” distribution system investments increase reliability and prepare for electrification GSMP targets methane leaks and infrastructure replacement EE programs reduce usage, emissions and customer bills EV programs address the #1 source of emissions in NJ PTC helps preserve NJ nuclear units; offers opportunities to invest in uprates, fuel-cycle extension and license extension; incremental opportunities in hydrogen and non-fossil fuel delivery Investment upside from NJ Governor’s Executive Orders PSEG | Investor Conference 2023 Key Federal Policies Inflation Reduction Act (2022) Infrastructure Investment and Jobs Act (2021) PIPES Act (2020) Supports Replacement of Aged Gas Pipeline Infrastructure

PSEG 2023: Key Assets and Leadership PSE&G – Best-in-Class Regulated Electric & Gas T&D Utility Top decile safety performance Most Reliable Electric Utility in Mid-Atlantic Metropolitan Service Area for 21 consecutive years #1 in Customer Satisfaction with both Residential Electric and Natural Gas Service in the East among Large Utilities by J.D. Power in 2022* Robust pipeline of regulated investment opportunities Affordability through lowest residential gas customer bills in region and below average residential electric bills in the region EEI Edison Award for our industry-leading efforts to protect New Jersey communities and customers from extreme weather conditions Award-winning Solar, Energy Efficiency, and EV programs PSEG Power & Other Solid nuclear operations with exemplary ratings on all units, gas operations benefiting PSE&G customers, and PSEG Long Island Nuclear fleet consisting of 3,766 MW carbon-free, base load assets with a PTC stabilized revenue stream and opportunities for low-cost uprates and other enhancements Supporting revenues from Gas Operations, PSEG Long Island, and other investments offset Parent interest PSEG’s Workforce of 12,500 Engaged Associates Led by an Experienced Management Team with Continuity CEO, CFO, GC, Presidents of PSE&G and PSEG Power have an average of more than 25 years of service with PSEG in a variety of roles Strong union partnerships with our six unions and the ~7,700 employees they represent, negotiating agreements in advance of 2023 contract expirations * PSE&G Company received the highest score in the East Large segment of the J.D. Power 2022 U.S. Electric Utility Residential Customer Satisfaction Study of customers’ satisfaction with electric utility residential services and the J.D. Power 2022 U.S. Gas Utility Residential Customer Satisfaction Study of customers’ satisfaction nationally among gas residential customers. Visit jdpower.com\awards for more details.  PSEG | Investor Conference 2023

PSEG 2023: Financial Strength to Achieve Strategic Plan Re-Affirming Long-Term Growth Outlook of 5%-7% for 2023-2027 Primary contributor is PSE&G’s 5%-7% Net Income growth rate over this 5-year period Nuclear revenues at PTC threshold level offer stability that supports long-term growth outlook Addresses cost updates to pension, interest and inflation Robust Utility Capital Investment Plan of $15.5B-$18B for 2023-2027 Continuation of current investments focused on system modernization, “Last Mile” reliability and clean energy programs Long runway of system infrastructure investments, decarbonization and electrification opportunities Solid Balance Sheet Supports 5-year capital plan with no new equity, and potential for incremental investments Solid investment grade credit ratings with improved business mix 2023 Indicative Shareholder Dividend Increased by 5.6% over 2022* Opportunity for consistent, sustainable growth Compelling Growth Profile of PSE&G, Complemented by Nuclear’s PTC Enhanced Outlook *All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.  PSEG | Investor Conference 2023

Delivering Highest Customer Reliability at Lowest Cost: Achieving low SAIDI outage scores with Lowest Distribution O&M spend Lowest Cost, but More Leaks/Mile than Peers: Age of cast iron system drives need for GSMP program Achieving Highest Customer Satisfaction at Lowest Cost: For Overall Customer Satisfaction Lowest A&G Cost / Customer vs. Peers PSEG Provides Compelling Value for Our Customers We continuously target top quartile performance to deliver better service to our customers, at lower cost Lower Cost Higher Reliability PSEG | Investor Conference 2023

PSEG Provides Compelling Value for Our Customers We continuously target top quartile performance to deliver better service to our customers, at lower cost Lower Cost Lower Leaks Delivering Highest Customer Reliability at Lowest Cost: Achieving low SAIDI outage scores with Lowest Distribution O&M spend Lowest Cost, but More Leaks/Mile than Peers: Age of cast iron system drives need for GSMP program Achieving Highest Customer Satisfaction at Lowest Cost: For Overall Customer Satisfaction Lowest A&G Cost / Customer vs. Peers 0 PSEG | Investor Conference 2023

PSEG Provides Compelling Value for Our Customers We continuously target top quartile performance to deliver better service to our customers, at lower cost Higher Satisfaction Lower Cost Delivering Highest Customer Reliability at Lowest Cost: Achieving low SAIDI outage scores with Lowest Distribution O&M spend Lowest Cost, but More Leaks/Mile than Peers: Age of cast iron system drives need for GSMP program Achieving Highest Customer Satisfaction at Lowest Cost: For Overall Customer Satisfaction Lowest A&G Cost / Customer vs. Peers PSEG | Investor Conference 2023

PSEG Provides Compelling Value for Our Customers We continuously target top quartile performance to deliver better service to our customers, at lower cost Lower Cost Delivering Highest Customer Reliability at Lowest Cost: Achieving low SAIDI outage scores with Lowest Distribution O&M spend Lowest Cost, but More Leaks/Mile than Peers: Age of cast iron system drives need for GSMP program Achieving Highest Customer Satisfaction at Lowest Cost: For Overall Customer Satisfaction Lowest A&G Cost/Customer vs. Peers A&G per Customer 0 PSEG | Investor Conference 2023

PSEG Provides a Compelling Value for Our Communities Corporate Citizenship & Economic Development Recognized as One of America’s Most Responsible Companies (Newsweek 2023) Choose NJ – Chair of leading NJ economic development group Clean Energy Jobs Program – On track for 2,000 hires from diverse communities, in collaboration with NJ’s Council on the Green Economy PSEG’s Corporate Citizenship priorities of environmental sustainability, social justice and equity focus on creating a positive impact on the communities we serve With over $10M funded annually, the PSEG Foundation and Corporate Social Responsibility support a framework of social value through strategic partnerships and activities, charitable giving as well as in-kind donations, and a robust employee-giving program Over 6,000 employees volunteered over 30,000 hours with hundreds of local organizations in 2022 Offshore Wind Port – Provided land and support  Substantial investment in NJ economy Continued growth in spending with diverse businesses PSEG | Investor Conference 2023

PSEG Provides Compelling Careers for Our Employees PSEG 12,500 Employees Strong union partnerships with our six unions and the ~7,700 employees they represent, negotiating agreements in advance of 2023 contract expirations In the year of a war for talent - our voluntary turnover rate excluding retirements was ~3% DEI – 28% are racially/ethnically diverse, 18% are women Representation of racially/ethnically diverse employees has increased 1.5% in the past two years; exceeds median industry benchmark by ~10% Hired approximately 1,750 employees in 2022 40% were racially/ethnically diverse, a 10% improvement over 2021 23% were women, a 4% improvement over 2021 Numerous DEI recognitions 2022 DEI Recognitions America’s Best Employers for Diversity America’s Best Large Employers America’s Best Employers for Women America’s Best Employer by State America’s Most JUST Companies Bloomberg Gender-Equality Index Bronze Military Friendly Employers Campus Forward Award Corporate Equality Index Disability Equality Index Leading Disability Employer No. 1 Utility in 100 Best Corporate Citizens PSEG | Investor Conference 2023

PSEG Provides a Compelling Value for the Environment Environmental Targets Carbon-free generation and net-zero for operations (Scope 1 and 2 emissions) by 2030 Methane emissions – 22% reduction from 2018 through GSMP Energy Efficiency – PSE&G on path to achieve EE savings targets established by the BPU Electrifying transportation – Clean Energy Future–EV and the IAP focus on make-ready investments; targeting PSE&G fleet transition to electric by 2030 Dow Jones Sustainability North America Index – 15th year in a row Carbon-Free Generation Preserved New Jersey’s carbon-free, base load nuclear generation resource Retired coal generation Sold PSEG Fossil generating assets* PSEG | Investor Conference 2023 *PSEG retains ownership interests in Kalaeloa combined-cycle generation unit outside of PSEG Fossil.

PSEG Sustainability and ESG Summary $3.00 -$3.05 $0.40 -$0.45 *These reports and disclosures should not be deemed incorporated into or part of these slides. Scope 1 are direct emissions from power generation, vehicle fleets and methane, SF6 and refrigerant leaks; Scope 2 are indirect emissions from operations from purchased energy of electric and gas and line losses; Scope 3 are indirect emissions from our value chain. Named to 2023 JUST 100 list of America’s Most JUST Companies by JUST Capital MSCI raised PSEG’s corporate ESG rating to its highest rating of AAA PSE&G was recognized with the 2022 PA Consulting ReliabilityOne® Award for Outstanding Reliability Performance in the Mid-Atlantic Metropolitan Service Area for the 21st consecutive year PSE&G won the 2022 EEI Edison Award, the electric utility industry's highest honor Named to the Dow Jones Sustainability North America Index for 15 years in a row PSEG is a vocal advocate for an economy-wide price on carbon and preservation of our existing carbon-free nuclear generating fleet Committed to rigorous oversight of political contributions and transparency in disclosure PSEG oversight of sustainability and climate initiatives by Board of Directors’ Governance, Nominating and Sustainability Committee Human Rights Policy LGBTQ+ Inclusion Pledge PSEG’s ESG goals and business strategy are aligned with many of the U.N.’s SDGs Joined the U.N.-backed Race to Zero and Business Ambition for 1.5°C campaigns PSE&G’s Clean Energy Future programs approved to invest $2B to decarbonize the NJ economy via Energy Efficiency, EV infrastructure, and AMI Accelerated PSEG’s climate vision for Net Zero GHG emissions to 2030 for scopes 1 & 2 PSEG continues to work towards developing and submitting for validation to the Science Based Target initiative GHG emission targets for scopes 1, 2 and 3 in September 2023 PSEG generating fleet is a Top 10 U.S. producer of carbon-free energy and is coal-free ~$1B of regulated solar investments PSEG 2021 Sustainability and Climate Report* PSEG Diversity, Equity & Inclusion Report* PSEG ESG Performance Report* PSEG ESG Disclosures* PSEG Leadership Policies & Goals Recognition & Memberships PSEG | Investor Conference 2023

PSEG’s Long-term Growth Outlook Driven by PSE&G’s Regulated Earnings $3.40 to $3.50 PSE&G PSEG Power & Other 2023 – 2027 CAGR 5% – 7% $3.00 -$3.05 $0.40 -$0.45 Continuing on Path of Increasing Predictability Re-affirming PSEG’s 2023 non-GAAP Operating EPS guidance to a narrowed $0.10 range of $3.40 - $3.50 per share  Re-affirming PSEG’s 2023-2027 long-term earnings growth rate of 5% - 7% PSEG | Investor Conference 2023 Non-GAAP Operating Earnings

PSEG Provides a Compelling Value for Our Investors We intend to continue improving our relative valuation through a better business mix and visible earnings growth: Regulated investment opportunities in decarbonization of NJ economy and electrification of transportation and buildings Broader opportunities in transmission due to recent DOE study and PJM fast track proceeding Unique asset class of carbon-free baseload nuclear fleet with PTC stabilized price beginning in 2024 De-risked long-term growth outlook from visible, LT investments Increased predictability enables narrowing of non-GAAP Operating Earnings guidance range to $0.10 for 2023, from the $0.20 provided in prior years Investment Proposition  Return Opportunity EPS Growth Rate Outlook 2023E-2027E 5% – 7% Dividend Yield 3% – 4% Total Potential Shareholder Return 8% – 11% P/E Rolling • 2nd year expectations Opportunity for 1X – 2X Multiple Expansion to Align with Premium Peer Average  PSEG | Investor Conference 2023

Meeting Takeaways: A Strong Business Mix and Platform for Predictable Growth 5%-7% long-term earnings growth rate for 2023-2027 driven by PSE&G rate base growth and PTC threshold for Nuclear Best-in-class, customer-centric regulated Utility with robust 5-year capex of $15.5B–$18B Focused on infrastructure modernization and decarbonization of NJ economy Investment opportunities aligned with New Jersey and federal clean energy policies Customer affordability with lower prices than the average among regional peers Constructive NJ regulatory environment Exiting offshore wind generation, continuing to pursue offshore transmission projects *All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors. Retaining Nuclear fleet with PTC stabilized, predictable cash flows and multiple growth paths with modest investment Predictability - Guidance through 2027 based on PTC threshold, with upside for potential market price increases Opportunities - Increase capacity via uprates, extend fuel cycles, seek license extensions and potential hydrogen opportunities Effective cost control to mitigate macro-inflationary concerns, reduce volatility and maintain customer affordability 2023 indicative annual common dividend* of $2.28 per share represents a 5.6% increase over 2022 Sustainability recognized in top-tier ESG scores for climate leadership and commitment to ethical business practices Strong management track record of delivering on commitments, including meeting earnings guidance 18 years in a row PSEG | Investor Conference 2023

Public Service Electric & Gas Kim Hanemann President & COO Dave Johnson VP Customer Care & Chief Customer Officer Scott Jennings SVP Finance, Planning & Strategy

PSE&G Best-in-Class Operations Safety and Reliability Affordability Customer Satisfaction Compelling Capital Investment Program 5-year capital program 10-year capital program Review of key opportunities through each area: Transmission, Electric Distribution, Gas Distribution, and Clean Energy Incremental opportunities from Governor Murphy’s Executive Orders on Electrification and Decarbonization Rate base growth continues Effective cost control, dual-jurisdictional regulation PSEG | Investor Conference 2023

PSE&G’s Robust Capital Program Executing ~$3.5B capital program in 2023 on schedule and on budget Additional investment opportunities: CEF-EE extension and GSMP III filings pending Long runway of system investments, decarbonization and electrification opportunities PSE&G Transmission Formula Rate Dual-jurisdictional regulation adds stability PSE&G Conservation Incentive Program >95% of total PSE&G margins are not variable nor dependent upon sales volumes Insulated from sales margin impacts due to weather volatility and EE impacts Approval of Pension Accounting Filing Reduces volatility and near-term costs, will continue to pursue opportunities to further reduce volatility PSE&G 2023: More Predictability from an Improved Business Profile Well Positioned for the Future PSEG | Investor Conference 2023

PSE&G – A Single State, Dual Jurisdiction Utility *Annual customer growth uses 2017 as base year. **Gas Firm sales only. *** Excludes CWIP. Year-end CWIP 2022 balance was ~$1.3B. Electric and Gas Distribution Utility Provider of Energy Efficiency and Renewable Energy Programs As of YE 2022 Electric Gas Total Customers 2.3 Million 1.9 Million 5-YR Annual Growth* 0.9% 0.7% Total Sales 40,816 GWh 2,567M Therms** Sales Mix Residential 34% 59% Commercial 57% 37% Industrial 9% 4% PSE&G YE 2022 Rate Base*** Electric Transmission Appliance Service Provider PSEG | Investor Conference 2023

Top-Tier Safety and Reliability Performance Metrics Driven by Nonstop Focus on Continuous Improvement Open Leaks, OSHA and SAIDI compared to their respective national panels.  Better Top decile performance in OSHA recordable incidence Sustained top decile performance in electric reliability results Open year-end gas leaks reduced by 57% from 2017 Better Better Top Decile 1st Quartile 2nd Quartile 3rd Quartile PSE&G OSHA Recordable Incidence Rate PSEG | Investor Conference 2023

Monthly Gas Bills PSE&G’s Residential Electric Bills Are Lower than Regional Average and Gas Bills Are the Lowest Among Regional Peers Based upon a calculation of monthly bills for an electric customer using 500 kilowatt-hours using rates as of December 1, 2022 and a gas customer using 100 therms using rates as of February 1, 2023. Rates sourced from public company documents. Monthly Electric Bills PSE&G Peer NJ Utilities Peer Regional Utilities outside of NJ PSEG | Investor Conference 2023

PSEG | Investor Conference 2023

PSE&G Combined Bills Under 3% of Median NJ Income, Favorable "Share of Wallet" vs. Lower-Cost Regions


PSE&G Electric & Gas Combined Bills(1)
% of New Jersey Household Income
Including Low-Income Customers After Assumed Credits
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
4.5%
4.3%
4.0%
3.6%
3.8%
3.7%
3.3%
3.1%
2.9%
2.8%
2.5%
2.6%
2.5%
2.5%
2.6%
2.8%
2.6%
1.9%
2.0%
2.4%
2.2%
2.0%
1.6%
1.7%
1.6%
1.5%
1.5%
1.5%
1.6%
1.8%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022E
2023E
Combined Bill as a % of NJ Median Income
Combined Bill as a % of Low Income Threshold

Affordability of the combined bill has improved by ~40% since 2009 for median and low-income customers

Recent changes to low-income support programs (LIHEAP, USF and Lifeline) have increased customer eligibility

(1) Based on a typical residential electric customer using 740 kilowatt-hours per summer month and 6,920 kilowatt-hours on an annual basis using rates as of June 1 for each year and a typical residential gas heating customer using 172 therms per winter month and 1,040 therms on an annual basis using rates as of January 1 of each year, February 1 for 2023.

Notes: NJ Median income source https://fred.stlouisfed.org/series/MEHOINUSNJA646N. 2022E and 2023E are not available, therefore assume 3% annual increase per year over 2021. Income level of USF, the lowest threshold of the three low-income programs, is 175% of the Federal Poverty Line. Assumes the customer also qualifies for LIHEAP and Lifeline.
2022 results were adjusted to normal levels of customer assistance, which was elevated in 2022 due to funds received through the American Recovery Plan.

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PSE&G was honored on numerous fronts for best-in-class operations 2022 PSE&G ranked #1 in Customer Satisfaction with both Residential Electric and Natural Gas Service in the East among Large Utilities by J.D. Power* 2022 PA Consulting ReliabilityOne® Award for Outstanding Reliability Performance in the Mid-Atlantic Metropolitan Service Area for the 21st consecutive year 2022 EEI Edison Award, the electric utility industry’s highest honor Escalent’s 2022 Cogent Most Trusted Utility Brands – Residential & Business PSE&G Recognized for Excellence * PSE&G Company received the highest score in the East Large segment of the J.D. Power 2022 U.S. Electric Utility Residential Customer Satisfaction Study of customers’ satisfaction with electric utility residential services and the J.D. Power 2022 U.S. Gas Utility Residential Customer Satisfaction Study of customers’ satisfaction nationally among gas residential customers. Visit jdpower.com/awards for more details. PSEG | Investor Conference 2023

PSE&G's 5-Year Capital Investment Plan of $15.5B-$18B is Driven by System Modernization and NJ's Decarbonization and Energy Policy Goals Includes AFUDC. CEF-EC/AMI is included in Electric LDC. *The low end of the range includes extensions of GSMP and CEF-EE at current annual spending levels plus inflation. The hashed portion of the chart represents incremental investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles and solar. ($ Billions) PSEG | Investor Conference 2023

PSEG | Investor Conference 2023

PSE&G's 10-Year Capital Plan Focuses on System Modernization, Climate Mitigation and Adaptation

PSE&G's Capital Spending Program
2023E-2032E
Range $34B-$40B


Transmission
16%
Clean
Energy
17%
PSE&G
High-End
2023E-2032E
Capex ~$40B
Electric
Distribution
34%
Gas
Distribution
33%

Investment in the 10-year Period Primarily Driven by:

- **Transmission:** 69kV upgrades to support future electrification
- **Electric Distribution:** System modernization and upgrades to replace "Last Mile", aging station equipment, and support for electrification
- **Gas Distribution:** Complete replacement of aged cast iron and unprotected steel mains and services by 2032, reducing methane leaks and completing system modernization
- **Clean Energy:** Programs to meet NJ clean energy targets and help customers save money

Supporting state energy policy focusing on electrification of transportation and buildings offers ***additional*** *investment opportunity*

Includes AFUDC. CEF-EC/AMI is included in Electric LDC.
Note: The low end of the range includes extensions of GSMP and CEF-EE at current annual spending levels plus inflation. The hashed portion of the chart represents incremental investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles and solar.

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Transmission Investment Is Focused on 69kV Upgrades to Support Future Electrification Efforts Transitioning from large end-of-life projects to 69kV conversion/expansion and new stations to improve reliability, address aging system and load growth including future electrification efforts Lifecycle investments focused on overhead conductor and pipe cable replacements and upgrades Generation topology changes due to retiring plants and interconnections/ upgrades for OSW transmission and other renewables Broader opportunities in transmission due to recent DOE study and PJM fast track proceeding Annual formula rate incorporates forward test year, eliminates investment and cost recovery lag, which provides predicable earnings growth Transmission Investment 2023E–2027E: $2.7B-$3.0B 2028E–2032E: $2.9B-$3.3B PSEG | Investor Conference 2023

Electric Distribution Investment Is Focused on System Modernization Providing Long Runway of Investment Opportunities, Maintains Our Best-in-Class Reliability We will build on the success of programs like Energy Strong and Infrastructure Advancement Program to meet current and future needs of our customers, including investments for: “Last Mile” – Modernize circuits via targeted replacement of a myriad of asset types to support reliability, hardening and future electrification Station Upgrades – Modernize or eliminate aging electric distribution substations and switchgear to support EV/DER growth and address expanded security requirements Madison Street Substation Community Needs – Expertise in tailoring station design to harmonize with our communities Technology – AMI, new enhanced capacitor banks and other technology to enable capabilities for remote monitoring and system control to support EV/DER integration, urban networks and cost reductions Outside Plant Construction Electric Investment* 2023E–2027E: $5.2B-$5.9B 2028E–2032E: $6.8B-$7.7B *Includes Energy Cloud “AMI” Investment. PSEG | Investor Conference 2023

PSEG | Investor Conference 2023

Gas Distribution Investment Is Focused on Infrastructure Replacement that Accelerates Emission Reduction Benefits

Impact of GSMP on Methane Reduction*, Mileage of CI/US Inventory Remaining


0%
-4%
-8%
-16%
-25%
-34%
-41%
-52%
-65%
-77%
-90%
-95%
5,259
5,077
4,947
4,156
3,772
3,390
3,065
2,698
2,331
1,964
1,597
1,230
863
496
150
0%
-20%
-40%
-60%
-80%
-100%
% Reduction from Reported 2011 Subpar w Emissions
6,000
5,000
4,000
3,000
2,000
1,000
0
Mileage of cast iron and unprotected steel main remaining
GSMP I
GSMP II
GSMP III +
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E
Methane Level
Mileage Remaining GSMP III+ (right axis)



GSMP main replacement

GSMP III filing features:

- Replacement of ~1,125 miles of main, ~92,000 services and elimination of ~210 district regulators
- Reduce CO_2e emissions by ~145,000 metric tons
- Sustaining the thousands of jobs and skilled workforce created under GSMP II with opportunity to create additional jobs
- Proposes projects that produce and blend hydrogen and landfill renewable natural gas into the gas distribution system

Plus, prudent investment to replace and reinforce aging stations, meters, and other gas equipment

Gas Investment
2023E–2027E: $5.3B-$6.1B
2028E–2032E: $6.5B-$7.4B

GSMP III+=Assumption GSMP III run rate continues until all eligible remaining CI/US mileage is replaced.

** Methane reductions starting from 2011 when greenhouse gas emissions were required to be reported by the U.S. EPA for gas distribution companies*

35

PSEG | Investor Conference 2023

Our Award-Winning Clean Energy Future Programs Are Delivering Benefits to Customers, and Rate Base Growth

ENERGY EFFICIENCY BPU approved over $1B investment in September 2020	ENERGY CLOUD "AMI" BPU approved $707M investment* in January 2021	ELECTRIC VEHICLES BPU approved $166M investment in January 2021
Programs for Residential and C&I Customers including low-income, multi-family, small business and local government	**"Smart meters," new software and product solutions to improve PSE&G processes and better manage the electric grid**	**Residential Smart Charging, Level 2 Mixed-Use Charging, and Public DC Fast Charging (Make-Ready)**
• Expected to be fully enrolled by September 2023 with a nine-month extension in progress and second triennial program to be filed in Q4 2023 • Has won 18 awards, including 2 for creating new clean energy jobs in NJ	• Program on target, ~600K meters installed to date and full deployment on schedule for ~ year-end 2024 • Foundation for better customer service by providing customers granular usage information, automated reconnections and faster outage detection	• EV charger program enrollment increasing quickly due to education, outreach and supply chain improvements • Won Plug-In America Utility Award, and EVgo Charging Hero award both in 2022 • Future Medium and Heavy Duty filing expected later in 2023



Solar Panels
LED Lighting
Smart Thermostats
Smart Outlets and Power Strips
Air Purifiers
Smart Home Hub
Smart Appliances
Energy Storage
EV
EV Charger (Make-Ready)
AMI Smart Meter

PSE&G's Clean Energy Jobs program has assisted ~1,200 unemployed and underemployed people from low-moderate income areas find clean energy careers

Clean Energy Investment*
2023E–2027E: $2.3B-$3.0B
2028E–2032E: $2.1B-$3.7B

**Energy Cloud "AMI" Investment included in Electric Investment*

36

Incremental to PSE&G’s 10-Year Plan Are Opportunities Linked to New Jersey’s Accelerated Electrification Goals Incremental investments to support NJ’s increasing targets to decarbonize the economy: Incremental clean energy investments (Solar, EE, EV, Battery storage) Enhanced “Last Mile” reliability work to support accelerated EV adoption and electrification Supports accelerated replacement of aging gas mains prone to leaks and breaks Potential investments for low carbon fuels to integrate into gas distribution system Governor Murphy’s February 2023 Executive Orders 100% clean energy by 2035 Electrifying transportation – No internal combustion engine vehicles sold after 2035 and increased incentives for Medium and Heavy-Duty EV adoption Building electrification – 400,000 homes and 20,000 commercial properties and 10% of low-moderate income properties by 2030 Initiated 18-month stakeholder process to achieve 2021 reduced gas emission goal by 2030 … representing a $3B-$7B incremental investment opportunity through 2032 PSEG | Investor Conference 2023

PSEG | Investor Conference 2023

PSE&G's Rate Base Growth Delivers Improved Reliability, Enhanced Resiliency, Increased Customer Satisfaction, and Lower Emissions


PSE&G Year-End Rate Base
($ Billions)
60
50
40
30
20
10
0
2022
2023E
2024E
2025E
2026E
2027E
2032E
2022YE - 2027YE
CAGR: 6%-7.5%
Transmission
Electric Distribution
Gas Distribution
Clean Energy
Low to High Investment Range*

Strong pipeline of opportunities will allow for continued rate base growth comparable to current growth rates

The hashed portion of 2032E rate base includes the high-end of our 10-year capital spending program, as well as incremental investment opportunity from NJ's accelerated electrification goals

Chart excludes CWIP. Year-end 2022 CWIP balance was ~$1.3B.

**The low end of the range includes extension of GSMP and CEF-EE at current annual spending levels plus inflation. The hashed portion of the chart represents incremental investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles, solar and State energy policy goals.*

38

Effective Cost Control to Mitigate Inflation Impacts and Preserve Customer Affordability Keeps O&M CAGR ~1% (1) Excludes certain regulatory balance account items. Demonstrated ability to control O&M 2023 cost reductions more than offset inflation and partially addresses the impact of Pension and OPEB Our focus on cost control provides headroom for recovery of capital investment, as $1 of O&M offsets the impact of ~$10 of capital investment on customer bills Implementation of AMI and productivity efforts are expected to continue to control O&M costs for the next several years PSE&G O&M Expense (1) ($ Millions) PSEG | Investor Conference 2023

PSEG | Investor Conference 2023

PSE&G Dual Jurisdiction Regulation Provides for a Mixture of Investment and Cost Recovery Mechanisms

Transmission

- Federal Regulatory Entity: Federal Energy Regulatory Commission (FERC)
- Annual Formula Rate filing provides for contemporaneous recovery with forward-looking test year
- Current Transmission ROE: 10.4% inclusive of 50 basis point RTO adder
  - Equity Ratio: ~55%
  - YE 2022 Transmission Rate Base: ~$12B (~45%)
  - Forward looking test year

Distribution


Transmission
PSE&G
Rate Base
Distribution
Clean Energy

- State Regulatory Entity: NJ Board of Public Utilities
- Timely recovery of investment programs:
  - Contemporaneous recovery of EE and Solar programs
  - Clause investment recovered via periodic filings for historic spending on Infrastructure Investment Programs (GSMP, Energy Strong, IAP)
  - Rate case recovery: Base spending, Stipulated Base
- Current Distribution ROE: 9.6% for all programs
  - Equity Ratio: 54%
  - YE 2022 Distribution Rate Base: ~$14B (55%)
- 4Q 2023 base rate filing is first since 2018, and will address recent investments, with cost control that helps keep bills affordable
  - Test Year – Mid-2023 through mid-2024
  - Request recovery of base distribution investments ~$3B: Investments are Board approved stipulated base spend
- Cost control and other factors mitigate other rate case increases
  - O&M control limits customer bill impact from last rate case and keeps costs below peers
  - Pension/OPEB expectations comparable to 2018 levels; seek to further reduce volatility
  - Weighted average cost of debt is flat compared to 2018 due to favorable refinancing and long-dated maturities
  - COVID and storm deferral costs can be offset by completion of Superstorm Sandy recovery

40

Key Takeaways: Best-in-Class Operations with Important System Investment Needs Driving a Predictable Earnings Growth Platform Operational Excellence: Delivering top-tier safety, reliability and customer service, while maintaining customer bill affordability Financial Strength: Strong track record of growth continues Distribution base rate case in 2024 driven by capital recovery, while continuing to keep customer bills affordable Conservation Incentive Program decouples revenues, enabling broad EE adoption Cost control supports customer affordability with lowest gas bills and below average electric bills vs regional peers Investment recovery mechanisms help minimize regulatory lag Disciplined Investment: Programs driven by infrastructure modernization and decarbonization $15.5B-$18B capital investment program drives rate base growth of 6%-7.5% over the 2023-2027 period Investments aligned with NJ climate policies, with upside to address Governor Murphy’s recent Executive Orders Gas business capital investments driven by replacement of aged pipe prone to leaks Technology investments will improve the customer experience and reliability while continuing to control O&M PSEG | Investor Conference 2023

PSEG Power & Other Eric Carr President & Chief Nuclear Officer Lathrop Craig SVP & Chief Commercial Officer Charles McFeaters SVP Nuclear Operations

PSEG Power & Other A more stable, predictable business that generates significant free cash flow to support PSEG’s investment program PSEG Power & Other PSEG Nuclear Gas Operations Other Operates Salem 1 & 2 and Hope Creek 50% owner of Peach Bottom 2 & 3 Total 3,766 MW Opportunities for growth Serves BGSS contract with PSE&G, providing low-cost gas and multiple value streams PSEG Long Island contracts, Offshore wind investments, potential Hydrogen investments, and Parent PSEG | Investor Conference 2023

PSEG Power & Other: More Predictability from an Improved Business Profile Exited Merchant Fossil Generation Eliminates market exposure and risk Exiting Offshore Wind Generation Eliminates large project risk Decision to Retain Nuclear Assets PTC provides nuclear assets with downside price protection through 2032 Well Positioned for the Future PSEG | Investor Conference 2023

Decision to Retain Nuclear Units Clarified with Passage of the IRA, and Anticipated Start of PTC in 2024 PSEG Decision to Retain Nuclear Based on Several Drivers Key Strategic Drivers: Unique asset class of existing, low-cost, carbon-free, 24x7 base load generation, providing reliable energy integral to meeting New Jersey’s clean energy targets Significant free cash flow supports PSEG as it allocates capital for PSE&G’s growth Key Financial Drivers: Predictable earnings from PTC through 2032 provides escalating support for energy prices Prices above PTC threshold will provide upside opportunity Low-cost, high-value growth opportunities at nuclear, and prospects for growth in developing hydrogen hubs Key Operational Drivers: Demonstrated operational excellence and equipment reliability, providing improved predictability Safety is always our highest priority PSEG | Investor Conference 2023 45

* Both Peach Bottom units have received subsequent license renewals for an additional 20 years from the NRC. However, the NRC is revisiting the environmental review and the license expiration dates were reverted back to 2033 and 2034 pending this review. PSEG Nuclear — Key Fleet Data 100% PSEG ownership 1,173 MW owned capacity Current license expires 2046 18-month operating cycle Next refueling scheduled Spring 2024 Hope Creek BWR NJ Salem Unit 1 PWR NJ 57% PSEG ownership 659 MW owned capacity Current license expires 2036 18-month operating cycle Next refueling scheduled Fall 2023 Salem Unit 2 PWR NJ 57% PSEG ownership 659 MW owned capacity Current license expires 2040 18-month operating cycle Next refueling scheduled Spring 2023 Peach Bottom Unit 2 BWR PA 50% PSEG ownership 637.5 MW owned capacity Current license expires 2053* 24-month operating cycle Next refueling scheduled Fall 2024 Peach Bottom Unit 3 BWR PA 50% PSEG ownership 637.5 MW owned capacity Current license expires 2054* 24-month operating cycle Next refueling scheduled Fall 2023 2022 Fleet Average Capacity Factor 92.2% PSEG | Investor Conference 2023

PSEG Nuclear Fleet Demonstrates Strong Performance PSEG Nuclear is one of the top operators in the industry The index is a composite of 10 INPO indicators related to safety and production performance INPO Performance Indicator Index PSEG NJ Nuclear - January 2023 Predictable generation through focus on equipment reliability and improved operational performance Consistently top quartile equipment index in industry PSEG Nuclear Results Value INPO Equipment Performance Index PSEG NJ Nuclear - January 2023 PSEG Nuclear Results Value PSEG | Investor Conference 2023

PSEG | Investor Conference 2023

Nuclear Is Critical to the Energy Transition

Nuclear is a unique asset class providing reliable 24x7, carbon-free energy and price stabilization

PSEG Nuclear provides ~40% of New Jersey's energy and ~85% of New Jersey's clean energy

- New Jersey's energy goals can only be met through preserving our nuclear assets through an extended license life
- Integrated Energy Plan supporting NJ's EMP concluded that retaining nuclear is the least-cost scenario for achieving NJ's goals

PSEG Nuclear is important to New Jersey's economy

- Supports an annual payroll of more than $175 million
- Purchases more than $60 million a year in New Jersey goods and services
- Pays more than $54 million annually in state and local taxes

PSEG Nuclear is a leading employer in Salem County and Southern NJ

- 4,530 in-state direct and secondary jobs, including 3,990 jobs in Salem County
- 1,639 full-time employees — 70% of employees live in South Jersey
- 1,000 additional contractors twice a year to support refueling outages and maintenance

NJ Electric Generation by Fuel Source 2022*


Renewables 8%
Other 1%
Nuclear 41%
Natural Gas 49%
Coal 1%

*Source: Form EIA-923, "Power Plant Operations Report." Preliminary data as of February 27, 2023.

48

*PSEG procures nuclear fuel for Hope Creek, Salem 1 and Salem 2.  Nuclear Fuel Costs Have Been Consistent and Are Predictable over the Five-Year Plan Period PSEG procures no nuclear fuel from Russian sources* Nuclear fuel is contracted years in advance, with costs amortized as fuel is used, increasing predictability of fuel cost Fuel requirements are 100% contracted through 2027 Fuel cost/MWh projections through 2027 based on current market prices results in less than $1/MWh increase 0 PSEG | Investor Conference 2023

PSEG | Investor Conference 2023

PSEG Nuclear Has Compelling Growth Opportunities: Salem Capacity Uprate

- ~45-60 MW PSEG-share (4%-5%) thermal increase targeted
- Lowers $/MWh generating cost (same O&M, more MWh)
- Targeting in service in 2027-2029
- Low-cost investment — Capital is ~$100M PSEG-share for upgrades on the secondary side of the plant (shown to right); no upgrades to reactor equipment expected, no incremental O&M
- Opportunity for a larger uprate will be evaluated
- Compelling value:
  - Incremental PTC benefit — Expected to qualify for the incremental clean energy production credit, providing 10 years of $27/MWh* incremental value to market
  - Average annual net income for first five full years ~$15M-$25M

Simplified Drawing of Secondary Plant


From heater drain pumps
21-25 low-pressure feedwater heaters
21-23 condensers
Condensate pumps
21 & 22 steam generator feed pumps
Low-pressure turbines
26 high-pressure feedwater heaters
A
B
C
Condensate polishing
21-24 steam generator
Steamline
Containment Cooling System
Turbine Generator
Condenser
Heater
Condensate Pumps
Feed Pumps
Demineralizer
Coolant Loop
Core
Reactor Coolant Pumps
Containment Structure
Pressurizer
Emergency Water Supply Systems

*Amounts reflect 2023 dollars, subject to IRS inflation adjustment factor.

50

*Amounts reflect 2023 dollars. Additional PSEG Nuclear Growth Opportunities Transition from 18-month to 24-month Refueling Cycles An extended fuel cycle eliminates refueling outages over the life of the plant, reducing O&M by eliminating one refueling outage every 6 years (~$50M O&M) and increasing generation ~25 days every six years (~$30M) to end of extended life (avoids 6 refueling outages)* Hope Creek: Initiated scoping study, potential implementation as early as Fall 2025 outage Low investment cost ~$30M capital investment 2023-2025 Lowers $/MWh generating cost (less O&M, more MWh) Salem: Monitoring NRC approval of new fuel type that would enable transitioning to 24-month cycles License Extensions — Salem and Hope Creek 20-year extensions to 2056 (Salem Unit 1), 2060 (Salem Unit 2) and 2066 (Hope Creek) $95M total PSEG-share investment (includes ~$40M capex for equipment replacement), ~$10M–$15M through 2027 Scoping study underway, Salem 1 & 2 license extension request submittal 2026, NRC approval anticipated 2028, Hope Creek to follow sequentially PSEG | Investor Conference 2023

Hydrogen Opportunities Federal Government Created Programs to Incentivize the Development of a Hydrogen Economy to Drive Decarbonization Efforts Toward Some of the Hardest Sectors to Abate Infrastructure Investment and Jobs Act, 2021 — Up to $8 billion to be awarded to at least 4 hydrogen hubs across the country Inflation Reduction Act, 2022 — Creation of hydrogen PTC and ITC, dependent upon carbon intensity of hydrogen production process PSEG is Actively Evaluating Hydrogen-Related Opportunities Participating in two hydrogen hubs in the Northeast and mid-Atlantic Evaluating multiple roles Owner and operator of hydrogen production facilities powered by carbon-free, nuclear power Seller of RECs and/or nuclear power to third party hydrogen producers End-user of hydrogen blended into selected segments of PSE&G’s gas distribution system PSEG | Investor Conference 2023

PSEG Power & Other — Other Businesses Gas Operations — the Next Largest Component of PSEG Power & Other Broad portfolio of pipeline and storage contracts providing access to low-cost gas and optionality Serves Basic Gas Supply Service (BGSS) to PSE&G customers Multiple value streams from gas commodity and pipeline capacity sales to third parties and margins on gas sales to certain customer classes Lowest-cost gas supplier in New Jersey with 75% of off-system sales margins credited to customers Other Components Long Island — Two Categories of Services Operating Services Agreement to manage T&D utility Fuel & Energy Management Contracts Offshore Wind Ocean Wind 1 — Exiting our equity stake, ~$225M reimbursement from Ørsted at closing, anticipated in the 1st half of 2023 GSOE Lease Area — Evaluating options for potential sale of our interests in acreage Transmission (Offshore) — Pursue network backbone to support multiple offshore wind generation projects in future BPU proceedings PSEG | Investor Conference 2023

Key Takeaways: Increasing Predictability Operational Excellence: Solid nuclear operations with exemplary ratings on all units, gas operations benefiting PSE&G customers, and PSEG Long Island Financial Strength: Nuclear long-term price stability through PTC threshold into the next decade Nuclear operations generate significant free cash flow to support PSEG’s growth objectives Other businesses, while smaller components, provide stable value Disciplined Investment: The PTC is a game-changer, providing LT price stability, driving our strategic decision to retain our nuclear assets Enables investment opportunities in power uprates, fuel cycle optimization, license extensions and hydrogen Transformed business with the sale of fossil generating assets and exit from offshore wind generation, and decision to retain PSEG’s nuclear assets following IRA PSEG | Investor Conference 2023

Financial Review & Outlook Dan Cregg Executive Vice President & CFO

PSEG Financial Outlook: More Predictability from an Improved Business Profile Well Positioned for the Future Exited Merchant Fossil Generation Eliminates market price volatility on earnings, proceeds used to pay down debt, return capital to shareholders Exiting Offshore Wind Generation Proceeds from sale of 25% stake in Ocean Wind 1 and the potential sale of our 50% stake in Garden State Offshore Energy acreage Decision to Retain Nuclear Assets PTC provides downside price protection through 2032 Enhances PSEG Power & Other cash flow visibility and predictability Approval of Pension Accounting Filing BPU approved pension accounting settlement helps reduce volatility in PSE&G earnings from market fluctuations, with additional measures being explored PSE&G Transmission Formula Rate Provides timely recovery of capital investments PSE&G Conservation Incentive Program Decoupling of volumes from revenues supportive of widespread adoption of EE investments PSE&G’s Robust Capital Program Long-term visibility from infrastructure replacement and support of NJ’s decarbonization efforts PSEG Financial Strength Solid balance sheet enables funding of 5-year capital investment program without new equity PSEG Compelling Risk-Adjusted Return Opportunity Continued opportunity for consistent and sustainable dividend growth Supports our long-term earnings growth outlook of 5%-7% through 2027 PSEG | Investor Conference 2023

PSEG’s Long-term Growth Outlook Driven by PSE&G’s Regulated Earnings Continuing on Path of Increasing Predictability ~85%-90% of PSEG’s non-GAAP operating earnings are from PSE&G >90% of capital program allocated to PSE&G Execution of robust capital plan Growth CAGR reflects Nuclear at PTC threshold Continued cost control $3.40 to $3.50 PSE&G PSEG Power & Other 2023 – 2027 CAGR 5% – 7% $3.00 -$3.05 $0.40 -$0.45 PSEG | Investor Conference 2023 Non-GAAP Operating Earnings

PSEG | Investor Conference 2023

PSE&G's Earnings Are Driven by Robust Capital Investment Program

Earnings Drivers:

- Capital spending plan of $15.5B-$18B over 2023-2027 drives outlook for annual rate base growth of 6%-7.5% over the 5-year period
- Near-contemporaneous regulatory recovery of and on investment programs including Transmission and Distribution capital programs
- Effective cost control to mitigate inflation impacts


PSE&G Year-End Rate Base
($ Billions)
40
35
30
25
20
15
10
5
0
2022
2023E
2024E
2025E
2026E
2027E
Transmission
Electric Distribution
Gas Distribution
Clean Energy
Low to High Investment Range*

Chart excludes CWIP. Year-end 2022 CWIP balance was ~$1.3B.

**The low end of the range includes extensions of GSMP and CEF-EE at current annual spending levels plus inflation. The hashed portion of the chart represents incremental investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles and solar.*

58

At the PTC threshold, average annual nuclear EBITDA is estimated in the range of ~$500M in 2024, growing to ~$600M in 2027, as PTC adjusts annually for inflation after 2024 Remaining components of PSEG Power & Other expected to generate average annual EBITDA estimated at ~$225M over the same period Annual depreciation is expected to average ~$135M over the same period Annual interest expense is estimated ~$250M, growing to ~$325M in 2027, as we refinance at higher rates Note – illustrative representation of Nuclear EBITDA in years with PTC. Assumes PTC threshold of $43.75/MWh in 2024 with escalation of 3% per year, rising to $48.88/MWh for 2027, calculated in accordance with Internal Revenue Code Section 45U. Starting in 2024, Nuclear PTC Adds Stability and Visibility to PSEG Power & Other PSEG Power -Nuclear Other PSEG Power-Gas Ops + - This predictability and visibility drives our strategic decision to retain nuclear + Illustrative Drivers of PSEG Power & Other Illustrative EBITDA Contributions for PSEG Power & Other PSEG | Investor Conference 2023

PSEG Power & Other Provides Significant Cash Flow, Including Nuclear PTC Starting in 2024 LI & Other Gas Ops Collateral rolls off as hedges satisfied, or as market prices decline (2022 YE balance of $1.5B) Other EBITDA Capital Free Cash Flow Annual capital spend ~$150M, consisting of primarily Nuclear projects PSEG Power- Nuclear EBITDA Return of Collateral & OSW Proceeds Other Net Uses (primarily interest & taxes) 2023E – 2027E PSEG Power & Other Cash Flow PSEG Power- Gas Ops EBITDA PSEG | Investor Conference 2023

PSE&G Cash Ops (1) Incremental PSE&G Debt PSE&G Dividend to Parent PSE&G Capital Expenditures PSEG Power & Other FCF Incremental PSEG Power & Other LTD PSEG Shareholder Dividend Short Term Debt/Loans Dividend from PS&EG PSE&G PSEG Power & Other PSEG Consolidated No New Equity Needed through 2027 to Fund PSE&G Capital Program Funding PSE&G Growth Internally generated PSE&G cash flow Incremental PSE&G debt PSEG Power & Other enables PSE&G to retain equity to maintain capital structure 2023E – 2027E PSEG Sources and Uses of Cash (1) PSE&G Cash from Ops is adjusted for cost of removal and Energy Efficiency spending, which are included in Capital Expenditures PSEG | Investor Conference 2023

FFO/Debt is an internal estimate of a non-GAAP measure. FFO reflects cash from operations excluding working capital and adjusts for certain items including taxes on asset sales, cost of removal and energy efficiency investments. Debt consists of long-term debt, short-term debt and other imputed debt primarily related to an unfunded pension obligation Our Business Profile Supports Solid BBB Credit Ratings and Meaningful Debt Capacity Projected Average ~Mid-Teens Minimum Threshold ~$4B of investment capacity if debt capacity funds regulated growth at target capital structure Targeting Solid ‘BBB’ credit ratings for PSEG Senior Unsecured Debt $ Billions Financial flexibility utilized to fund planned investments, with meaningful debt capacity remaining for incremental opportunities PSEG FFO/Debt (1) Projected Average Debt Capacity (2023E-2027E) PSEG | Investor Conference 2023

PSEG | Investor Conference 2023

PSEG's 2023 Indicative Annual Dividend Increase Supported by Predictable Earnings

Annual PSEG Dividend per Share



Annual Increase 8¢
Annual Increase 12¢
$1.48
$1.56
$1.64
$1.72
$1.80
$1.88
$1.96
$2.04
$2.16
$2.28*
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023E

54%	**54%**	**57%**	**59%**	**58%**	**57%**	**57%**	**56%**	**62%**	**66%**	**Payout Ratio****

- Opportunity for consistent and sustainable dividend growth
- Dividend coverage by PSE&G earnings exceeds 130%

**Indicative annual 2023 PSEG common dividend rates per share.*
***Payout Ratios reflect the dividend rate divided by non-GAAP Operating Earnings. 2023E Payout Ratio reflects the indicative annual dividend rate divided by the mid-point of non-GAAP Operating Earnings guidance of $3.40-$3.50 per share. See Slide A for Items excluded from Net Income to reconcile to Operating Earnings (non-GAAP) for PSEG.*
Note: All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

63

Meeting Takeaways: A Strong Business Mix and Platform for Predictable Growth 5%-7% long-term earnings growth rate for 2023-2027 driven by PSE&G rate base growth and PTC threshold for Nuclear Best-in-class, customer-centric regulated Utility with robust 5-year capex of $15.5B–$18B Focused on infrastructure modernization and decarbonization of NJ economy Investment opportunities aligned with New Jersey and federal Clean Energy policies Customer affordability with lower prices than the average among regional peers Constructive NJ regulatory environment Exiting offshore wind generation, continuing to pursue offshore transmission projects Note: All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors. Retaining Nuclear fleet with PTC stabilized, predictable cash flows and multiple growth paths with modest investment Predictability - Guidance through 2027 based on PTC threshold, with upside for potential market price increases Opportunities - Increase capacity via uprates, extend fuel cycles, seek license extensions and potential hydrogen opportunities Effective cost control to mitigate macro-inflationary concerns, reduce volatility and maintain customer affordability 2023 indicative annual common dividend* of $2.28 per share represents a 5.6% increase over 2022 Sustainability recognized in top-tier ESG scores for climate leadership and commitment to ethical business practices Strong management track record of delivering on commitments, including meeting earnings guidance 18 years in a row PSEG | Investor Conference 2023

Appendix

PSE&G Capital Spending Detail $3.00 -$3.05 $0.40 -$0.45 $ Millions 2023E 2024E 2025E 2026E 2027E Total ’23E-’27E Transmission $725 $490 – $570 $545 – $635 $500 – $580 $440 – $530 $2,700 – $3,040 Electric $1,270 $960 – $1,120 $840 – $980 $1,015 – $1,180 $1,140 – $1,375 $5,225 – $5,925 Gas $1,140 $925 – $1,080 $1,035 – $1,200 $1,150 – $1,335 $1,080 – $1,300 $5,330 – $6,055 Clean Energy $340 $510 – $545 $465 – $650 $465 – $685 $465 – $760 $2,245 – $2,980 Total $3,475 $2,885 – $3,315 $2,885 – $3,465 $3,130 – $3,780 $3,125 – $3,965 $15,500 – $18,000 PSEG | Investor Conference 2023 Note: Includes AFUDC. CEF-EC/AMI is included in Electric LDC. The low end of the range includes extension of GSMP and CEF-EE at current annual spending levels plus inflation. The high end of the range includes incremental investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles, and solar. This is consistent with the PSE&G capital slide included in the body of the presentation.

(1) Excludes Nuclear ARO, early retirement of Hudson/Mercer coal plants, Bethlehem Energy Center goodwill write-off, write-offs related to Strategic Alternatives and certain regulatory balance account and pass-through items. Excludes PSEG Fossil and PSEG Power Ventures as of 2022. PSEG has Demonstrated Success in Controlling O&M, Keeping CAGR ~(3%) PSEG O&M Expense (1) ($ Millions) 0 PSEG | Investor Conference 2023

PSEG Provides Compelling Value for Our Customers We continuously target top quartile performance to deliver better service, at lower cost. Lowest Cost, but More Leaks/Mile than Peers: Age of cast iron system drives need for GSMP program Delivering Highest Customer Reliability at Lowest Cost: Achieving low SAIDI outage scores with Lowest Distribution O&M spend Lowest A&G Cost/Customer vs. Peers Lower Cost Achieving Highest Customer Satisfaction at Lowest Cost: For Overall Customer Satisfaction Lower Leaks Higher Reliability Higher Satisfaction Lower Cost Lower Cost Lower Cost PSEG | Investor Conference 2023 0 0 0 0

Speaker Profiles

Today’s Speakers: Link to bio page Ralph LaRossa Chair, President & CEO PSEG Overview Dan Cregg EVP & Chief Financial Officer   PSEG Financial Review & Outlook Kim Hanemann President, PSE&G & Chief Operating Officer PSE&G Update Eric Carr President & Chief Nuclear Officer PSEG Power & Other Update Lathrop Craig SVP & Chief Commercial Officer PSEG Power & Other Update Scott Jennings SVP, Finance, Planning & Strategy  PSE&G Update  Charles McFeaters SVP, Nuclear Operations  PSEG Power & Other Update  Dave Johnson VP, Customer Care & Chief Customer Officer PSE&G Update PSEG | Investor Conference 2023

Glossary of Terms/ Reconciliation

PSEG | Investor Conference 2023

Glossary of Terms

A&G	Administrative & General
AFUDC	Allowance for Funds Used During Construction
AMI	Automated Metering Infrastructure
BGSS	Basic Gas Supply Service
BPU	New Jersey Board of Public Utilities
BWR	Boiling Water Reactor
CAGR	Compound Annual Growth Rate
C&I	Commercial and Industrial
CEF	Clean Energy Future
CFIO	Carbon-Free, Infrastructure & Other
CIP	Conservation Incentive Program
CI/US	Cast Iron and Unprotected Steel Main
CO_2e	Carbon Dioxide equivalent
CWIP	Construction Work in Progress
DEI	Diversity Equity & Inclusion
DER	Distributed Energy Resource
DOE	Department of Energy
E	Estimate
EBITDA	Earnings before Interest, Income Taxes, Depreciation & Amortization
EE	Energy Efficiency
EEI	Edison Electric Institute
EMP	Energy Master Plan
EPA	Environmental Protection Agency
EPS	Earnings Per Share
ESG	Environmental, Social and Governance
EV	Electric Vehicle
FCF	Free Cash Flow
FERC	Federal Energy Regulatory Commission
FFO	Funds from Operations
GAAP	Generally Accepted Accounting Principles
GC	General Counsel
GHG	Greenhouse Gas
GSMP	Gas System Modernization Program
IAP	Infrastructure Advancement Program
ICE	Internal Combustion Engine
INPO	Institute of Nuclear Power Operations
IRA	Inflation Reduction Act
ITC	Investment Tax Credit
LDC	Local Distribution Company
LIHEAP	Low Income Home Energy Assistance Program
LIPA	Long Island Power Authority
LT	Long-Term
MSCI	Morgan Stanley Capital International
NRC	Nuclear Regulatory Commission
O&M	Operations and Maintenance
OPEB	Other Post-Employment Benefits
OSHA	Occupational Safety and Health Administration
OSW	Offshore Wind
P/E	Price to Earnings Ratio
PJM	Pennsylvania Jersey Maryland
PTC	Production Tax Credit
PWR	Pressurized Water Reactor
RNG	Renewable Natural Gas
ROE	Return on Equity
RTO	Regional Transmission Organization
SAIDI	System Average Interruption Duration Index
SF_6	Sulfur Hexafluoride
T&D	Transmission and Distribution
U.N.	United Nations
USF	Universal Service Fund
YE	Year-End

PSEG Investor Relations
80 Park Plaza
Newark NJ 07102
PSEG-IR-GeneralInquiry@pseg.com

Link to PSEG Investor Relations Website

Link to PSEG ESG Webpages

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PSEG | Investor Conference 2023

Reconciliation of Non-GAAP Operating Earnings

Public Service Enterprise Group Incorporated - Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Year Ended December 31,								
	2022	2021	2020	2019	2018	2017	2016	2015	2014
	($ millions, Unaudited)								
Net Income (Loss)	**$1,031**	**$(648)**	**$1,905**	**$1,693**	**$1,438**	**$1,574**	**$887**	**$1,679**	**$1,518**
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax[(a)]	270	(178)	(231)	(255)	144	(133)	(5)	(24)	(138)
(Gain) Loss on Mark-to-Market (MTM), pre-tax[(b)]	635	620	81	(285)	117	167	168	(157)	(111)
Storm O&M, net of insurance recoveries, pre-tax	-	-	-	-	-	-	-	(172)	27
Plant Retirements, Dispositions and Impairments, pre-tax[(c)]	31	2.940	(122)	402	(51)	975	669	-	-
Oil Lower of Cost or Market adjustment, pre-tax	-	-	2	-	-	-	-	-	-
Goodwill Impairment, pre-tax	-	-	-	16	-	-	-	-	-
Lease Related Activity, pre-tax	78	10	-	58	8	77	147	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform[(d)]	(306)	(891)	106	37	(74)	(427)	(391)	150	104
Tax Reform	-	-	-	-	-	(745)	-	-	-
Operating Earnings (non-GAAP)	**$1,739**	**$1,853**	**$1,741**	**$1,666**	**$1,582**	**$1,488**	**$1,475**	**$1,476**	**$1,400**
PSEG Fully Diluted Average Shares Outstanding (in millions)[(e)]	**501**	**504**	**507**	**507**	**507**	**507**	**508**	**508**	**508**
	($ Per Share Impact – Diluted, Unaudited)								
Net Income (Loss)	**$2.06**	**$(1.29)**	**$3.76**	**$3.33**	**$2.83**	**$3.10**	**$1.75**	**$3.30**	**$2.99**
(Gain) Loss on NDT Fund Related Activity, pre-tax[(a)]	0.54	(0.35)	(0.46)	(0.50)	0.28	(0.26)	(0.01)	(0.05)	(0.27)
(Gain) Loss on MTM, pre-tax[(b)]	1.27	1.23	0.16	(0.56)	0.23	0.33	0.33	(0.31)	(0.22)
Storm O&M, net of insurance recoveries, pre-tax	-	-	-	-	-	-	-	(0.34)	0.05
Plant Retirements, Dispositions and Impairments, pre-tax[(c)]	0.06	5.83	(0.24)	0.79	(0.10)	1.92	1.32	-	-
Goodwill Impairment, pre-tax	-	-	-	0.03	-	-	-	-	-
Lease Related Activity, pre-tax	0.15	0.02	-	0.11	0.02	0.15	0.29	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform[(d)]	(0.61)	(1.77)	0.21	0.08	(0.14)	(0.84)	(0.78)	0.31	0.21
Tax Reform	-	-	-	-	-	(1.47)	-	-	-
Share Differential[(e)]	-	(0.02)	-	-	-	-	-	-	-
Operating Earnings (non-GAAP)	**$3.47**	**$3.65**	**$3.43**	**$3.28**	**$3.12**	**$2.93**	**$2.90**	**$2.91**	**$2.76**

a) Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income (Loss) instead of Other Comprehensive Income (Loss).

b) Includes the financial impact from positions with forward delivery months.

c) Full year 2022 includes the results for fossil generation sold in February 2022. Full year 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power's debt and other non-cash debt extinguishment costs.

d) Income tax effect calculated at 28.11% statutory rate for 2018 through 2022 and 40.85% statutory rate for prior years, except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit recapture related to the sale of PSEG Solar Source in 2021, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate.

e) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, "Share Differential," has been added to the 2021 results to reconcile the two Earnings/(Loss) per share calculations.

Please see Slide 5 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss).

A

Thank you